AGREEMENT OF SALE

     THIS AGREEMENT OF SALE (this "Agreement"), is entered into as of the 2nd day of December, 1996 by and between CMD Realty Investment Fund II, L.P. ("Purchaser"), and Roclab-C Investors, an Illinois limited partnership ("Seller").

                             W I T N E S S E T H:

1. PURCHASE AND SALE. Purchaser agrees to purchase and Seller agrees to sell at the price of Eight Million Three Hundred Thousand Dollars ($8,300,000) ("Purchase Price"), and on the terms and conditions hereinafter set forth, the property commonly known as Park Center, Maitland, Florida, consisting of the following (the "Property"):

     1.1 The real property ("Land") and all buildings and other improvements ("Improvements") situated on the Land, as more particularly described on Exhibit A attached hereto and made a part hereof (the Land and the Improvements are sometimes referred to herein together as the "Real Property"), together with all easements and appurtenances thereunto belonging and all of Seller's right, title and interest in and to all streets, alleys and public ways adjacent thereto, if any, and together with all of Seller's right, title and interest in and to all strips and gores located on or adjacent to the Property or located between any parcels constituting the Land, if any;

     1.2 The personal property set forth on Exhibit B attached hereto ("Personal Property");

     1.3 The tenant leases described in the rent roll set forth on Exhibit C attached hereto and made a part hereof together with such other tenant leases of the Property as may be made prior to Closing (as hereinafter defined) in accordance with the terms of this Agreement ("Leases");

     1.4 If and to the extent assignable and to the extent of Seller's interest therein, if any: (a) all guarantees, warranties and indemnifications, if any, received from suppliers, contractors, materialmen or subcontractors arising out of, or in connection with, the installation, construction or maintenance of the Property including, without limitation, the right to sue any obligor for any breach of any covenant, agreement, representation, warranty or guarantee contained therein; (b) all licenses, permits, certificates of occupancy and franchises issued by any federal, state, county or municipal authority relating to the use, maintenance or operation of the Property running to or in favor of Seller or pertaining to the Property; (c) all trade styles, and trade names, including, without limitation, the name "Park Center", and all contract rights, brochures, manuals, lists of prospective tenants, advertising material, books and records, utility contracts and telephone numbers; (d) the plans and specifications for the Improvements and all unexpired claims and sureties, if any, received in connection with the construction, improvement or equipment of the Improvements; and (e) those of the service and maintenance contracts set forth in Exhibit D ("Service Contracts") which are Assumed Contracts (as hereinafter defined).

     1.5 Notwithstanding anything contained in this Agreement to the contrary, Seller is not conveying or assigning to Purchaser the items described in Paragraph 15.3 hereof.

2.   PURCHASE PRICE.  The Purchase Price shall be paid by Purchaser as follows:

     2.1 Within two business days after the execution of this Agreement and the Escrow Agreement by all parties hereto and thereto, the sum of Two Hundred Thousand Dollars ($200,000) ("Earnest Money"), by check payable to the escrow agent, to be held in escrow by and in accordance with the provisions of the Escrow Agreement ("Escrow Agreement") attached hereto as Exhibit E; and

     2.2 On the Closing Date (as hereinafter defined), the balance of the Purchase Price, adjusted in accordance with the prorations, by federally wired "immediately available" funds, on or before 2:00 p.m. Chicago time. Any provisions herein providing for the delivery of the Earnest Money to either party hereof are intended to mean the Earnest Money plus any interest earned thereon and less all escrow and investment fees; provided, however, that if the transaction contemplated by this Agreement closes, Purchaser and Seller shall each pay one-half of the joint order Earnest Money escrow fee, and Purchaser shall pay any investment fees incurred in investing the Earnest Money.

3.   TITLE COMMITMENT AND SURVEY.

     3.1 Attached hereto as Exhibit F is a copy of a title commitment for an owner's standard title insurance policy issued by Charter Title Company, as agent for Lawyers Title Insurance Corporation, (hereinafter referred to as "Title Insurer"), dated November 7, 1996 for the Property ("Title Commitment"). For purposes of this Agreement, "Permitted Exceptions" shall mean: (a) general ad valorem real estate taxes for the year 1997 and subsequent years not yet due and payable; (b) Maitland Center Property Owner's Association, Inc. assessments and/or maintenance fees not yet due and payable;
(c) matters caused by the action or inaction of Purchaser or its agents (and Purchaser hereby agrees to amend the Escrow Agreement, if necessary, to reflect as a Permitted Exception any such matter which may be raised by the Title Insurer); (d) the title exceptions set forth in Schedule B of the Title Commitment as Numbers 4-12; (e) the rights of tenants under Leases; and
(f) liens or encumbrances of a definite or ascertainable amount which may be removed or insured over by the payment of money or other security at the Closing Date, and which Seller removes or causes to be insured over at the Closing Date in accordance with Paragraph 5 hereof. All other exceptions to title shall be referred to as "Unpermitted Exceptions". On the Closing Date, Title Insurer shall deliver to Purchaser a standard ALTA Form B (1992 with Florida modifications) title policy insuring Purchaser's fee simple title to the Property, in the full amount of the Purchase Price, dated no earlier than the date and time of recording of the Deed, with full extended coverage, a survey endorsement and a PUD Endorsement, and otherwise in conformance with the proforma title policy attached as Exhibit B to the Escrow Agreement attached hereto as Exhibit E ("Title Policy"). The Title Policy shall be conclusive evidence of good title as therein shown as to all matters to be insured by the Title Policy, subject only to the exceptions and requirements therein stated. Seller shall pay the costs of the Title Commitment and Title Policy (exclusive of costs for extended coverage and endorsements) and Purchaser shall pay for the cost of the survey endorsement, any other endorsements to, and extended coverage on, the Title Policy as requested by Purchaser or Purchaser's lender.

     3.2 Purchaser has received a survey of the Property dated November 11, 1996 prepared by Post, Buckley, Schuk & Jernigan, Inc. under Job Number 07-899.22 ("Survey"). Purchaser hereby acknowledges that all matters disclosed by the Survey are acceptable to Purchaser and are Permitted Exceptions for purposes of Paragraph 3.1 above, except to the extent such matters which are not currently raised on the Title Commitment are hereafter raised as exceptions on the Title Commitment or Title Policy. Purchaser shall pay the cost (not to exceed $5,500) of the Survey. The Survey shall be certified to CMD Realty Investment Fund II, L.P. and Lawyers Title Insurance Corporation. The Survey shall be an "urban survey" of the Land and Improvements prepared in accordance with the most recent "Minimum Standard Detail Requirements for Land Title Surveys" jointly established by ALTA and ACSM and shall include items 1, 2, 3, 4, 7, 8, 9, 10 and 11 from Table A thereof. The flood hazard certification on the Survey shall reference the most current Flood Insurance Rate Map available.

     3.3 The obligations of Purchaser and Seller to pay various costs set forth in Paragraphs 3.1 and 3.2 shall survive the termination of this Agreement.

4.   PAYMENT OF CLOSING COSTS.

     4.1 In addition to the costs set forth in Paragraphs 3.1 and 3.2, Seller shall pay the costs of the documentary or transfer stamps to be paid with reference to the Deed (as hereinafter defined) and all other stamps, intangible, transfer, documentary, recording, sales tax and surtax imposed by law with reference to any other sale documents delivered in connection with the sale of the Property to Purchaser.

5.   CONDITION OF TITLE.

     5.1 If, prior to Closing (as hereinafter defined), a date-down to the Title Commitment or any other title search discloses any new Unpermitted Exceptions which, in the aggregate, do not exceed $25,000 (each, a "Minor Unpermitted Exception"), Seller shall, at Seller's expense, bond over, cure and/or have such Minor Unpermitted Exceptions removed from the Title Commitment or have the Title Insurer commit to insure against loss or damage that may be occasioned by such Minor Unpermitted Exceptions. Notwithstanding the foregoing, if such date down to the Title Commitment or any other title search discloses any new Unpermitted Exceptions which, in the aggregate, equal or exceed $25,000, Seller shall have the right, but not the obligation, to bond over, cure and/or have such exceptions removed from the Title Commitment or to have the Title Insurer commit to insure against loss or damage that may be occasioned by such Unpermitted Exceptions. If Seller fails to bond over, cure or have any Unpermitted Exception removed or have the Title Insurer commit to insure as specified above and provide reasonably satisfactory evidence of such action to Purchaser within five (5) business days from the date of the date down to the Title Commitment or any other title search, Purchaser may terminate this Agreement upon written notice to Seller within three (3) business days after the expiration of such five (5) business day period; provided, however, and notwithstanding anything contained herein to the contrary, if the Unpermitted Exception which gives rise to Purchaser's right to terminate was recorded against the Property as a result of the affirmative action of Seller or if Seller is able to bond over, cure or remove a Minor Unpermitted Exception for a cost not to exceed $25,000 or the Title Insurer is willing to insure over a Minor Unpermitted Exception for a cost not to exceed $25,000 in accordance with the terms hereof and Seller fails to expend such funds in either case, then Purchaser shall have the additional rights contained in Paragraph 14 herein. Absent notice from Purchaser to Seller in accordance with the preceding sentence, Purchaser shall be deemed to have elected to take title subject to said Unpermitted Exception, without any reduction in or setoff against the Purchase Price as a result thereof. If Purchaser terminates this Agreement in accordance with the terms of this Paragraph 5.1, this Agreement shall terminate without further action of the parties and all Earnest Money theretofore deposited into the escrow by Purchaser, together with any interest accrued thereon, shall be returned to Purchaser, and neither party shall have any further liability to the other, except for those covenants and obligations that specifically survive termination of this Agreement.

     5.2 Seller agrees to convey fee simple title to the Property to Purchaser by special warranty deed ("Deed") (in the form attached hereto as Exhibit G) in recordable form subject only to the Permitted Exceptions and any Unpermitted Exceptions not objected to by Purchaser in accordance with Paragraph 5.1 above.

     5.3 Notwithstanding anything to the contrary set forth herein, (i) in all events, Seller agrees to discharge at or prior to Closing all liens or encumbrances created with the consent or agreement of Seller, of a definite or ascertainable amount and no such lien or encumbrance shall be deemed a "Permitted Exception," and, in the event Seller fails to discharge said liens or encumbrances, Purchaser shall have the right to deduct from the Purchase Price at Closing the amount of any such liens or encumbrances, and (ii) if any title or survey matters which are unacceptable to Purchaser and which are not Permitted Exceptions ("Unpermitted Matters") are the result of or constitute a default hereunder by Seller, or if Seller has created any Unpermitted Matters between the date of this Agreement and the Closing Date, then whether or not this Agreement was terminated pursuant to Paragraph 7.1, Purchaser shall have the rights and remedies provided for in Paragraph 14 hereof.

6.   CONDEMNATION, EMINENT DOMAIN, DAMAGE AND CASUALTY.

     6.1  Except as provided in the indemnity provisions contained in Paragraph
7.1 of this Agreement, Seller shall bear all risk of loss with respect to the Property through the Closing. Seller agrees to maintain its existing "all risk" replacement cost casualty insurance and rent loss insurance in place until the Closing Date. Notwithstanding the foregoing, in the event of damage to the Property by fire or other insured casualty prior to the Closing Date, repair of which would cost less than or equal to $100,000 (as reasonably determined by Seller in good faith), and which would not entitle any Major Tenant (hereinafter defined) to terminate its lease, Purchaser shall not have the right to terminate its obligations under this Agreement by reason thereof, but Seller shall have the right to elect to either repair and restore the Property if such repair or restoration may be completed prior to the Closing Date or to assign and transfer to Purchaser on the Closing Date all of Seller's right, title and interest in and to all insurance proceeds paid or payable to Seller on account of such fire or casualty plus the amount of Seller's insurance deductible. As used herein, "Major Tenant" means any of EBP Healthplans, Inc., Paxson Broadcasting of Orland or Vitas Healthcare Corporation. Seller shall promptly notify Purchaser in writing of any such fire or other casualty and Seller's estimate of the cost to repair the damage caused thereby. In the event of damage to the Property by fire or other casualty prior to the Closing Date, repair of which would cost in excess of $100,000 (as reasonably determined by Seller in good faith), or would cost in excess of the sum of any insurance proceeds to become available and any deductible amount to be paid to Purchaser by Seller, or would allow any Major Tenant to terminate its lease, then this Agreement may be terminated at the option of Purchaser, which option shall be exercised, if at all, by Purchaser's written notice thereof to Seller within twenty (20) days after Purchaser receives written notice of such fire or other casualty from Seller and Seller and Purchaser agree upon the amount of such damages, and upon the exercise of such option by Purchaser this Agreement shall terminate without further action by the parties, the Earnest Money deposited by Purchaser shall be returned to Purchaser together with interest thereon, and neither party shall have any further liability or obligations hereunder, except for those covenants and obligations which expressly survive termination of this Agreement. In the event that Purchaser does not exercise the option to terminate in accordance with this Paragraph 6.1, the Closing shall take place on the Closing Date and Seller shall assign and transfer to Purchaser on the Closing Date all of Seller's right, title and interest in and to all insurance proceeds paid or payable to Seller on account of the fire or casualty and shall pay to Purchaser the amount of Seller's insurance deductible. Notwithstanding anything contained herein to the contrary, Seller's obligation to transfer all insurance proceeds paid to Seller as set forth more fully in this Paragraph 6.1 shall survive the Closing and the recording of the Deed.

     6.2 If between the date of this Agreement and the Closing Date, any condemnation or eminent domain proceedings are initiated which might result in the taking of any part of the Property or the taking or closing of any right of access to the Property, Seller shall immediately notify Purchaser of such occurrence. In the event that the taking of any part of the Property shall: (i) impair access to the Property; (ii) cause any non-compliance with any applicable law, ordinance, rule or regulation of any federal, state or local authority or governmental agencies having jurisdiction over the Property or any portion thereof; (iii) adversely impair the use of the Property as it is currently being operated, or (iv) allow any Major Tenant to terminate its lease (hereinafter collectively referred to as a "Material Event"), Purchaser may:

          6.2.1 terminate this Agreement by written notice to Seller, in which event the Earnest Money deposited by Purchaser, together with interest thereon, shall be returned to Purchaser and all rights and obligations of the parties hereunder with respect to the closing of this transaction will cease, except for those covenants and obligations hereunder which expressly survive termination of this Agreement; or

          6.2.2 proceed with the Closing, in which event Seller shall assign to Purchaser all of Seller's right, title and interest in and to any award made or to be made in connection with such condemnation or eminent domain proceedings. Notwithstanding anything contained herein to the contrary, Seller's obligation to transfer Seller's interest in such award as set forth more fully in this Paragraph 6.2.2 shall survive the Closing and the recording of the Deed.

Purchaser shall then notify Seller, within twenty (20) days after Purchaser's receipt of Seller's notice, whether Purchaser elects to exercise its rights under Paragraph 6.2.1 or Paragraph 6.2.2. Closing shall be delayed, if necessary, until Purchaser makes such election. If Purchaser fails to make an election within such twenty (20) day period, Purchaser shall be deemed to have elected to proceed with Closing in accordance with Paragraph 6.2.2. If between the date of this Agreement and the Closing Date, any condemnation or eminent domain proceedings are initiated which do not constitute a Material Event, Purchaser shall be required to proceed with the Closing, in which event Seller shall assign to Purchaser all of Seller's right, title and interest in and to any award made in connection with such condemnation or eminent domain proceedings.

7.   INSPECTION AND AS-IS CONDITION.

     7.1 Purchaser acknowledges that Purchaser has, prior to the date hereof, been provided with access to the Property in order to inspect the Property and to conduct and prepare such studies, tests and surveys as Purchaser desired, including, without limitation, a review of Seller's files relating to the Property, including, without limitation, the following materials to the extent the same were in Seller's or Seller's agents' possession: (i) any schedule setting forth all presently effective insurance policies (of whatever nature) carried by the Seller and relating to the Property, and certificates of insurance thereon; (ii) copies of any as-built plans and specifications for the Property; (iii) copies of assignable warranties and guarantees issued in connection with the Property; (iv) reports, tests and studies relating to the Property, including copies of site plans, building plans and specifications, engineering plans, architectural plans, environmental reports, geological reports, maintenance reports, certificate of occupancy, certificates of compliance and other permits and licenses affecting the Property or its operation; and (v) such other information and materials as has been requested by Purchaser. In connection with Purchaser's review of the Property, Seller has delivered to Purchaser copies of the current rent roll for the Property, the tax and insurance bills and assessments for 1995 and 1996, copies of the Leases, utility account numbers, a personal property inventory, the Service Contracts, unaudited annual operating statements for 1992 through 1995 and monthly unaudited operating statements from January 1996 through the last full calendar month prior to the date hereof.

     Seller has also delivered to Purchaser the following: (i) a list, if any, of proposed leases, renewals and/or expansions currently being negotiated with the proposed effective dates and expiration dates, rental rates, expense stops, rent concessions or abatements, tenant improvements and expected completion date and commissions; (ii) a schedule as of a date subsequent to the date of this Agreement, describing all service, and other presently effective agreements and warranties relating to the operation and/or maintenance of the Property, together with complete and correct copies thereof; (iii) all existing licenses and permits, and any letters from any governmental authorities concerning uncured violations or code issues relating to the Building; and
(iv) a schedule listing all leasing commission and brokerage agreements relating to the Property entered into by Seller, along with copies of each such agreement.

     Purchaser acknowledges that, to the extent performed, all of the foregoing tests, investigations and studies conducted under this Paragraph 7.1 by Purchaser were performed subject to the following:

               (i) Except as may be required by law or by Purchaser to obtain financing in order to close this transaction, all information set forth in the documents to be reviewed hereunder by Purchaser, its employees, agents, contractors and consultants shall be held in strict confidence until Closing and thereafter in the event that the Closing does not occur;

               (ii) In the event the Closing does not occur, Purchaser shall promptly return to Seller any documents obtained from Seller or Seller's agents;

               (iii) Neither Purchaser nor any of its employees, agents, contractors or consultants shall have caused any lien, claim or charge of any kind whatsoever to attach to the Property or any part thereof; and

               (iv) such tests, investigations and studies, to the extent conducted, were conducted at Purchaser's sole cost and expense, and in the event of any damage to the Property caused by Purchaser, its agents, engineers, employees, contractors or surveyors (including, without limitation, pavement, landscaping and surface damage), Purchaser shall pay the cost incurred by Seller to restore the Property to the condition existing prior to the performance of such tests, investigations or studies.

Purchaser shall defend, indemnify and hold Seller and any affiliate or parent of Seller, and all shareholders, employees, officers, directors and partners of Seller or Seller's affiliate or parent (hereinafter collectively referred to as "Affiliates of Seller") harmless from any and all liability, cost and expense (including without limitation, reasonable attorneys' fees, court costs and costs of appeal) suffered or incurred by Seller or Affiliates of Seller for physical injury to persons or property caused by Purchaser's investigations, tests, studies and inspections of the Property. Purchaser shall undertake its obligation to defend set forth in the preceding sentence using attorneys selected by Purchaser and reasonably acceptable to Seller. Purchaser shall furnish to Seller a certificate of insurance evidencing comprehensive general public liability insurance insuring the person, firm or entity performing any further such tests, studies and investigations.

     7.2 Except for the express representations, warranties and covenants of Seller set forth herein or in any closing document, Purchaser acknowledges and agrees that it will be purchasing the Property and the Personal Property based solely upon its inspections and investigations of the Property and the Personal Property, and that Purchaser will be purchasing the Property and the Personal Property "AS IS" and "WITH ALL FAULTS", based upon the condition of the Property and the Personal Property as of the date of this Agreement, ordinary wear and tear and loss by fire or other casualty or condemnation excepted and that Seller makes no warranty or representation, express or implied, or arising by operation of law, including, but not limited to, any warranty of condition, habitability, merchantability or fitness for a particular purpose, in respect of the Property. Without limiting the foregoing, Purchaser acknowledges that, except as may otherwise be specifically set forth elsewhere in this Agreement or in any closing document, neither Seller nor its consultants, brokers or agents have made any representations or warranties of any kind upon which Purchaser is relying as to any matters concerning the Property or the Personal Property, including, but not limited to: (i) the condition of the Land or any improvements comprising the Property; (ii) the existence or non-existence of any pollutant, toxic waste and/or any hazardous materials or substances;
(iii) economic projections or market studies concerning the Property, or the income to be derived from the Property; (iv) any development rights, taxes, bonds, covenants, conditions and restrictions affecting the Property; (v) the nature and extent of any right of way, lease, lien, encumbrance, license, reservation or other title matter; (vi) water or water rights, topography, geology, drainage, soil or subsoil of the Property; (vii) the utilities serving the Property; (viii) the suitability of the Property for any and all activities and uses which Purchaser may elect to conduct thereon; or (ix) the compliance of the Property with any zoning, environmental, building or other laws, rules or regulations affecting the Property. Seller makes no representation or warranty that the Property complies with the Americans with Disabilities Act or any fire code or building code. Purchaser hereby releases Seller and the Affiliates of Seller from any and all liability in connection with any claims which Purchaser may have against Seller or the Affiliates of Seller, and Purchaser hereby agrees not to assert any claims for contribution, cost recovery or otherwise, against Seller or the Affiliates of Seller, relating directly or indirectly to the existence of asbestos or hazardous materials or substances on, or environmental conditions of, the Property, whether known or unknown. As used herein, the term "hazardous materials or substances" means
(i) hazardous wastes, hazardous substances, hazardous constituents, toxic substances or related materials, whether solids, liquids or gases, including but not limited to substances defined as "hazardous wastes," "hazardous substances," "toxic substances," "pollutants, "contaminants," "radioactive materials," or other similar designations in, or otherwise subject to regulation under, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq.; the Toxic Substance Control Act, 15 U.S.C. Section 2601 et seq.; the Hazardous Materials Transportation Act, 49 U.S.C. Section 1802; the Resource Conservation and Recovery Act, 42 U.S.C. Section 9601. et seq.; the Clean Water Act, 33 U.S.C.
Section 1251; the Safe Drinking Water Act, 42 U.S.C. Section 30Of et seq; the Clean Air Act, 42 U.S.C. Section 7401 et seq.; and in any permits, licenses, approvals, plans, rules, regulations or ordinances adopted, or other criteria and guidelines promulgated pursuant to the preceding laws or other similar federal, state or local laws, regulations, rules or ordinance now or hereafter in effect relating to environmental matters (collectively, "Environmental Laws"); and (ii) any other substances, constituents or wastes subject to any applicable federal, state or local law, regulation or ordinance, including any Environmental Law, now or hereafter in effect, including but not limited to (A) petroleum, (B) refined petroleum products, (C) waste oil, (D) waste aviation or motor vehicle fuel and (E) asbestos. Purchaser acknowledges that having been given the opportunity to inspect the Property, except to the extent covered by a representation, warranty or covenant set forth herein or in any closing document, Purchaser is relying solely on its own investigation of the Property and not on any information provided or to be provided by Seller. Purchaser further acknowledges that the information provided and to be provided with respect to the Property was obtained from a variety of sources, and that Seller
(x) has not made any independent investigation or verification of such information and (y) makes no representations as to the accuracy or completeness of such information, except as provided herein or in any closing document.

     7.3 Seller has provided to Purchaser certain unaudited historical financial information regarding the Property relating to certain periods of time in which Seller owned the Property. Seller and Purchaser hereby acknowledge that such information has been provided to Purchaser at Purchaser's request solely as illustrative material. Except for the express representations, warranties and covenants of Seller set forth herein, Seller makes no representation or warranty that such material is complete or accurate or that Purchaser will achieve similar financial or other results with respect to the operations of the Property, it being acknowledged by Purchaser that Seller's operation of the Property and allocations of revenues or expenses may be vastly different than Purchaser may be able to attain. Purchaser acknowledges that it is a sophisticated and experienced purchaser of real estate and further that Purchaser has relied upon its own investigation and inquiry with respect to the operation of the Property and releases Seller and the Affiliates of Seller from any liability with respect to such historical information.

     7.4 Seller has provided to Purchaser (i) an ACM Survey dated September 2, 1992 prepared by Law Engineering and (ii) an Operations and Maintenance Program for Asbestos-Containing Materials dated February 2, 1993 prepared by Law Engineering under Project No. 548-80354 (collectively, the "Existing Reports"). Seller makes no representation or warranty concerning the accuracy or completeness of the Existing Reports. Purchaser hereby releases Seller and the Affiliates of Seller from any liability whatsoever with respect to the Existing Reports, including, without limitation, the matters disclosed by the Existing Reports, and the accuracy and/or completeness of the Existing Reports. Furthermore, Purchaser acknowledges that it will be purchasing the Property with all faults disclosed in the Existing Reports.

     7.5 Notwithstanding anything contained herein to the contrary, the acknowledgements, agreements, waivers and releases of Purchaser set forth in this Paragraph 7 shall survive Closing and recording of the Deed and the termination of this Agreement as applicable.

8.   CLOSING.

     8.1 The closing of this transaction ("Closing") shall be on the date which is December 6, 1996 ("Closing Date"), at the office of Seller's attorneys, Hopkins & Sutter, Three First National Plaza, Suite 4300, Chicago, Illinois 60602, or at Seller's option, at the office of the Title Insurer in Chicago, Illinois, at which time Seller shall deliver possession of the Property to Purchaser. This transaction shall be closed in accordance with the provisions of the Escrow Agreement. All deed and money escrow fees (including, so-called "New York style" closing fees) shall be paid one-half by Purchaser and one-half by Seller.

     8.2 The following shall be conditions precedent to Purchaser's obligation to close ("Purchaser Conditions"), including, without limitation, Purchaser's obligations under Paragraphs 2.2 and 9.1:

          (a) the Title Insurer shall be irrevocably committed to issue the Title Policy in the form set forth in Paragraph 3.1;

          (b) No material adverse change in any zoning regulations since the date of this Agreement shall have occurred prior to the Closing Date;

          (c) Seller shall be irrevocably committed to perform its obligations under Paragraph 9.2;

          (d) Seller shall have performed all of its obligations and covenants under this Agreement; and

          (e) all of Seller's representations and warranties in this Agreement shall be true as of the Closing.

          (f) Seller shall deliver an estoppel certificate from Insignia Commercial Group, Inc. ("Manager") stating that it is not entitled to any commissions relating to any lease at the Property, including any renewals, expansions or extensions (whether heretofore or hereafter exercised) of any Lease or leasing of additional space.

          (g) Seller shall either (i) deliver a written acknowledgment executed by Orix Credit Alliance, Inc. ("Orix") irrevocably and unconditionally waiving any claim (the "Orix Claim") of Orix that Orix was overcharged rent in connection with the alleged overstatment of rentable square footage, usable square footage or other measurement of the premises leased by Orix pursuant to the December 8, 1992 lease with Orix and the premises currently leased by Orix pursuant to the First Amendment to Lease Agreement dated November 1994, or
(ii) deposit into escrow at Closing, pursuant to an escrow agreement satisfactory to Purchaser, an amount reasonably determined by Purchaser to be the amount in dispute with Orix, pending the settlement of the dispute with Orix and deliver to Purchaser an indemnity in form and substance acceptable to Purchaser in its sole and absolute discretion indemnifying Purchaser against any loss incurred by Purchaser in connection with the Orix Claim. Purchaser acknowledges that, subject to the satisfaction of the condition precedent set forth in this Paragraph 8.2(g), the estoppel letter executed by Orix dated November 20, 1996 is satisfactory to Purchaser.

          (h) Seller shall deliver a written acknowledgment from First Health Strategies, Inc., (successor in interest to EBP Healthplans, Inc.) in form and substance as attached as Exhibit P hereto that all improvements required to be made by Seller to its premises have been completed and that all other allowances, reimbursements or other obligations of Seller for the payment of monies to such tenant have been paid, with the exception of an outstanding tenant allowance in the amount of $34,224.

     If any of the Purchaser Conditions have not occurred or been satisfied within the time periods and strictly in accordance with the terms set forth herein then, Purchaser shall so notify Seller and Seller shall have 30 days from the date of such notice to satisfy any Purchaser Conditions. If Seller fails to satisfy all the Purchaser Conditions within such 30 day period, Purchaser shall have the right (without limitation of any other remedies provided herein), to terminate this Agreement by written notice to Seller, in which event the Earnest Money and all interest earned thereon shall be returned to Purchaser, all other obligations of the parties hereto shall thereupon cease (with the exception of any obligations which expressly survive the termination of this Agreement) and this Agreement shall thereafter be of no further force and effect.

9.   CLOSING DOCUMENTS.

     9.1 On the Closing Date, Seller and Purchaser shall execute and deliver to one another a joint closing statement and shall deliver the Earnest Money from the joint order escrow. In addition, Purchaser shall deliver to Seller the balance of the Purchase Price, subject to any prorations and adjustments as provided in this Agreement, an assumption of the documents set forth in Paragraph 9.2.3 and 9.2.4, counterparts of any transfer tax declarations and such other documents as may be reasonably required by the Title Insurer and not inconsistent with the terms of this Agreement in order to consummate the transaction as set forth in this Agreement.

     9.2  On the Closing Date, Seller shall deliver to Purchaser the following:

          9.2.1 the Deed, subject to Permitted Exceptions and those Unpermitted Exceptions waived by Purchaser in writing or not objected to by Purchaser in accordance with Paragraph 5.1 hereof;

          9.2.2 a special warranty bill of sale conveying the Personal Property (in the form of Exhibit H attached hereto);

          9.2.3 assignment and assumption (with respect to periods from and after the Closing) of intangible property (in the form attached hereto as
Exhibit I) including the Assumed Contracts, but excluding Service Contracts which are not Assumed Contracts;

          9.2.4 an assignment and assumption (with respect to periods from and after the Closing) of Leases and security deposits (in the form attached hereto as Exhibit J);

          9.2.5 non-foreign affidavit (in the form of Exhibit K attached hereto);

          9.2.6 originals, and/or copies of, the Leases in Seller's possession or control (unless Seller elects to leave such documents in the on-site management office);

          9.2.7 all documents and instruments reasonably required by the Title Insurer to issue the Title Policy;

          9.2.8 possession of the Property to Purchaser, subject to the Leases and the Permitted Exceptions;

          9.2.9 evidence of the termination of the management agreement, and those Service Contracts which are not Assumed Contracts along with a lien waiver executed by the property manager, if applicable;

          9.2.10 notice to the tenants of the Property of the transfer of title and assumption by Purchaser of the landlord's obligation under the Leases and the obligation (to the extent credit is given to Purchaser at Closing for the applicable security deposit) to refund the refundable security deposits (in the form of Exhibit L);

          9.2.11 an updated rent roll certified by Seller to be true and correct, subject to the provisions of Paragraph 17.1 and Paragraph 19 hereof;

          9.2.12 Broker's Lien Waivers signed by Manager and Insignia Mortgage & Investment Company ("Insignia");

          9.2.13 an Owner's Title Affidavit or ALTA extended coverage statement in form reasonably acceptable to Seller and Title Insurer;

          9.2.14 such formative and authorization documents of Seller as may be reasonably required by Title Insurer;

          9.2.15 copies of all books and records as may be necessary to calculate tenant escalations and reconciliations (unless Seller elects to leave such documents in the on-site management office);

          9.2.16 to the extent in Seller's possession or control, all warranties and guarantees as to the Property, the complete tenant files, including, without limitation, records of rental payments, correspondence and escalation letters, service contracts and plans and specifications for the Property, if any and such other papers or documents requested by Purchaser as may be useful to Purchaser as the new owner and operator of the Property.

          9.2.17 the Tenant Certificates and, if applicable, the Seller Certificates (as hereinafter defined); and

          9.2.18 all keys to the Improvements.

10.  ESTOPPEL CERTIFICATES.

     10.1 Seller shall use reasonable efforts to obtain, at least five (5) days prior to Closing, tenant estoppel certificates in the form attached hereto as Exhibit M ("Tenant Certificates") from each tenant occupying space within the Property. Purchaser's obligation to close the transaction contemplated herein is contingent upon the delivery to Purchaser without any Qualification (hereafter defined) of (i) a Tenant Certificate from each Major Tenant (but with respect to the Paxson lease, in the form attached hereto as Exhibit M-1);
(ii) Tenant Certificates from tenants occupying at least 50% of the remaining occupied square footage of the Premises (exclusive of the square footage occupied by Major Tenants); and (iii) a Seller Certificate in the form attached hereto as Exhibit N ("Seller Certificate") from every other tenant occupying space in the Property as of the Closing Date that has not provided a Tenant Certificate. As used herein, "Qualification" means any information which adversely affects the use or value of the Property or the obligations of the tenant or adversely affects the rights of the landlord (i) under any lease which is not disclosed on the Rent Roll attached hereto as Exhibit C or in the copies of the Leases delivered to Purchaser or (ii) which relates to the rent payable under the Paxson lease.

     10.2 Notwithstanding anything contained herein to the contrary, the representations and warranties contained in any Seller Certificate executed by Seller shall be subject to the provisions of Paragraph 18 hereof and the limitations on the survival of such representations and warranties as set forth in Paragraph 17.10 hereof.

     10.3 Upon receipt after Closing by Purchaser of a Tenant Certificate containing the information herein required from a tenant under a lease for whom Seller has executed and delivered a Seller Certificate at Closing, the related Seller Certificate executed and delivered by Seller at Closing shall become null and void, and the Tenant Certificate received from the tenant or tenants shall be substituted therefor.

11. SERVICE CONTRACTS. At Closing, Purchaser shall assume the contract dated October_12, 1987 with Central Florida Sound (the "Assumed Contract"). Except as provided below, all other Service Contracts, and any management and leasing brokerage agreements, shall be terminated by Seller. Seller shall provide notice of such termination to each contractor under the Service Contracts which is not an Assumed Contract on the earlier of (i) the waiver by Purchaser of all of the Purchaser's Conditions or (ii) the Closing Date. Seller has advised Purchaser that the Service Contracts are terminable on 30 days prior written notice. With respect to any Service Contracts which is not an Assumed Contract, Purchaser and Seller shall prorate the payments due under such Service Contracts as of the Closing Date, with the Purchaser being responsible for its pro rata share of any payments attributable to the period after the Closing Date and prior to the termination date of such Service Contracts. On the Closing Date, Seller shall assign the Assumed Contract to Purchaser, and Purchaser shall assume in writing responsibility of the obligations arising from and after the Closing Date under the Assumed Contract. Seller shall use reasonable efforts to obtain any required consent with respect to the assignment of the Assumed Contract; provided, however, that Seller's inability to obtain such approval shall not be a default hereunder or a condition precedent to Purchaser's obligations to close hereunder.

12.  LEASING OF PROPERTY.

     12.1 Seller shall not enter into any lease or third-party contract or any modification or termination of any lease or third party contract which does not expire prior to Closing (collectively "New Agreements") relating to the Property (including any leasing commission agreements) without prior written notification to and approval by Purchaser. Nothing herein shall obligate Purchaser to assume any third-party contract which Purchaser has not elected to assume pursuant to Paragraph 11. Any New Agreement so approved by Purchaser shall be a "Lease" or a "Service Contract," as applicable.

     12.2 The termination of any Lease prior to Closing by reason of a tenant's default will not affect the obligations of Purchaser under this Agreement in any manner, or entitle Purchaser to an abatement of or credit against the Purchase Price, or give rise to any other claim by Purchaser, and if any space in the Improvements is vacant on the Closing Date, Purchaser will accept the Property subject to the vacancy.

13. DEFAULT BY PURCHASER. ALL EARNEST MONEY DEPOSITED INTO THE ESCROW IS TO SECURE THE TIMELY PERFORMANCE BY PURCHASER OF ITS OBLIGATIONS AND UNDERTAKINGS UNDER THIS AGREEMENT. IN THE EVENT OF A DEFAULT OF THE PURCHASER UNDER THE PROVISIONS OF THIS AGREEMENT AND THE FAILURE OF PURCHASER TO CLOSE THE TRANSACTION CONTEMPLATED HEREBY AT THE TIME AND IN THE MANNER PROVIDED HEREIN, SELLER SHALL RETAIN ALL OF THE EARNEST MONEY AND THE INTEREST THEREON AS SELLER'S SOLE RIGHT WITH RESPECT TO DAMAGES OR ANY OTHER REMEDY, EXCEPT FOR SELLER'S REMEDIES FOR A BREACH OF THOSE COVENANTS AND OBLIGATIONS OF PURCHASER WHICH EXPRESSLY SURVIVE TERMINATION OF THIS AGREEMENT. THE PARTIES HAVE AGREED THAT SELLER'S ACTUAL DAMAGES, IN THE EVENT OF A DEFAULT BY PURCHASER, WOULD BE EXTREMELY DIFFICULT OR IMPRACTICAL TO DETERMINE. THEREFORE, BY PLACING THEIR INITIALS BELOW, THE PARTIES ACKNOWLEDGE THAT THE EARNEST MONEY HAS BEEN AGREED UPON, AFTER NEGOTIATION, AS THE PARTIES' REASONABLE ESTIMATE OF SELLER'S DAMAGES.

NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, BUT SUBJECT TO THE LIMITATIONS ON LIABILITY PROVIDED IN SECTION 18, IN THE EVENT THE CLOSING OCCURS AND IN THE EVENT OF A BREACH BY PURCHASER OF ANY REPRESENTATION, WARRANTY, COVENANT, AGREEMENT, PRORATION OR REPRORATION OBLIGATION OR INDEMNITY WHICH SURVIVES CLOSING, SELLER SHALL HAVE ALL RIGHTS AND REMEDIES AT LAW OR AT EQUITY, WITHOUT LIMITATION.

14. SELLER'S DEFAULT. IF THIS SALE IS NOT COMPLETED BECAUSE OF SELLER'S DEFAULT, PURCHASER'S SOLE REMEDY SHALL BE THE RETURN OF ALL EARNEST MONEY TOGETHER WITH ANY INTEREST ACCRUED THEREON, EXCEPT THAT PURCHASER SHALL ALSO HAVE THE RIGHT TO REIMBURSEMENT FROM SELLER FOR ITS ACTUAL, DOCUMENTED THIRD PARTY EXPENSES (NOT TO EXCEED $100,000 IN ANY EVENT) INCURRED IN THE NEGOTIATION OF THIS AGREEMENT AND THE PERFORMANCE OF ITS DUE DILIGENCE HEREUNDER. UPON THE RETURN OF THE EARNEST MONEY AND THE REIMBURSEMENT BY SELLER FOR OUT OF POCKET COSTS AS PROVIDED ABOVE, THE PARTIES SHALL HAVE NO FURTHER LIABILITY TO EACH OTHER AT LAW OR IN EQUITY, EXCEPT FOR THOSE COVENANTS AND OBLIGATIONS WHICH EXPRESSLY SURVIVE TERMINATION OF THIS AGREEMENT. NOTWITHSTANDING ANYTHING CONTAINED HEREIN TO THE CONTRARY, IF SELLER'S DEFAULT RESULTS FROM (i) ITS (AND NOT AN UNRELATED THIRD PARTY'S) AFFIRMATIVE ACTION WHICH RESULTS IN THE RECORDING OF AN ENCUMBRANCE AGAINST THE PROPERTY AND WHICH GIVES RISE TO PURCHASER'S RIGHT TO TERMINATE THIS AGREEMENT PURSUANT TO PARAGRAPH 5 HEREOF; OR (ii) SELLER'S FAILURE TO EXPEND UP TO $25,000 IF (a) SELLER IS ABLE TO BOND OVER, CURE OR REMOVE A MINOR UNPERMITTED EXCEPTION FOR A COST NOT TO EXCEED $25,000 OR (b) THE TITLE INSURER IS WILLING TO INSURE OVER A

MINOR UNPERMITTED EXCEPTION FOR A COST NOT TO EXCEED $25,000 IN ACCORDANCE WITH THE TERMS HEREOF OR (iii) SELLER'S REFUSAL TO DELIVER THE DEED OR THE OTHER CONVEYANCE DOCUMENTS DESCRIBED IN PARAGRAPHS 9.2.1-9.2.7, 9.2.10-9.2.11 and 9.2.13-9.2.16 OF THIS AGREEMENT, PURCHASER SHALL BE ENTITLED TO SUE FOR SPECIFIC PERFORMANCE. IN NO EVENT SHALL SELLER BE LIABLE FOR ANY ACTUAL, PUNITIVE, SPECULATIVE OR CONSEQUENTIAL DAMAGES RESULTING FROM ANY DEFAULT BY SELLER. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, BUT SUBJECT TO THE LIMITATIONS ON LIABILITY PROVIDED IN SECTION 18, IN THE EVENT THE CLOSING OCCURS AND IN THE EVENT OF A BREACH BY SELLER OF ANY REPRESENTATION, WARRANTY, COVENANT, AGREEMENT, PRORATION OR REPRORATION OBLIGATION OR INDEMNITY WHICH SURVIVES CLOSING, THE PURCHASER SHALL HAVE ALL RIGHTS AND REMEDIES AT LAW OR AT EQUITY, WITHOUT LIMITATION; PROVIDED, HOWEVER, THAT IN NO EVENT SHALL SELLER'S LIABILITY UNDER ANY REPRESENTATION, WARRANTY, COVENANT, AGREEMENT, PRORATION, REPRORATION OBLIGATION OR INDEMNITY MADE HEREUNDER OR UNDER ANY CLOSING DOCUMENTS EXCEED $200,000 IN THE AGGREGATE ("SELLER'S MAXIMUM LIABILITY").

15.  PRORATIONS.

     15.1 Water and other utility charges due for the period prior to 12:01 a.m. on the Closing Date ("Proration Date") shall be paid by Seller. Regular ad valorem real estate taxes shall be prorated as of the Proration Date. Real Estate tax prorations shall be based on the maximum discounted rate available at Closing. Prior to Closing, Purchaser and Seller shall notify all utilities providing service to the Property of the prospective change in ownership and that all bills for the period from and after the Proration Date shall be paid by Purchaser, with no interruption in service. All utility deposits, if any, may be withdrawn by and refunded to Seller and Purchaser shall make its own replacement deposits for utilities as may be required by the respective utilities involved. Assessments, excluding regular ad valorem real estate taxes, which are due prior to the Closing Date shall be paid by Seller. Assessments, excluding regular ad valorem real estate taxes, which are due subsequent to the Closing Date shall be paid by Purchaser. If the amount of any of the items to be prorated is not then ascertainable, the adjustments thereof shall be on the basis of the most recent ascertainable data. If any ongoing real estate tax contest has not been finalized as of the Closing Date, Purchaser and Seller agree that the tax bill existing prior to the contest, shall be the most recent data for the tax year being contested and (i) Purchaser agrees to re-prorate such amount as it relates to the real estate tax proration for the current tax year to the extent such tax contest is successful. All other prorations will be final except as to rent reconciliations referred to in Paragraphs 15.2 and 15.3 below and as provided in Paragraph 15.4.

     15.2 All base rent, percentage rent and other common area maintenance, tax and insurance charges actually paid by tenants under the Leases and all other items of income actually received from the operation of the Property (all such charges other than base rent, "Additional Rent") shall be prorated as of the Proration Date. Purchaser shall receive a credit at Closing for all prepaid rent. To the extent the Leases provide for the adjustment of previously paid estimates of Additional Rent on a date after the Proration Date, Seller shall be entitled to receive, or shall be responsible to pay, as the case may be, its pro rata share of any such adjusted amounts which are applicable to periods ending prior to the Proration Date. Seller agrees that Seller shall promptly remit to Purchaser any rental or other payments that Seller, or any of its affiliates or agents, may receive post-Closing, except that Seller need not remit payments attributable to periods prior to the Proration Date if the tenant making such payment to Seller is current in all payments due to Purchaser for periods after the Proration Date. Purchaser shall deliver to each tenant of the Property (with a copy of each to Seller) a final reconciliation of Additional Rent due for calendar year 1996 on or before March 1, 1996. Purchaser shall use reasonable efforts (without any obligation to terminate leases or initiate lawsuits) to collect such Additional Rent from such tenants. On May 1, 1996, Purchaser shall provide Seller with a reconciliation of the amount of all Additional Rent collected from or refunded to tenants for calendar year 1996, and Purchaser and Seller shall reprorate such Additional Rent as of the Proration Date, within 10 days after Purchaser's delivery to Seller of such reconciliation. Notwithstanding anything to the contrary herein, the provisions of this Paragraph shall survive the Closing.

     15.3 There shall be no credit to Seller for rent or other amounts delinquent as of the Closing Date. All basic rent paid following the Closing Date by any tenant of the Property who is indebted under a Lease for basic rent for any period prior to the Proration Date in an amount greater than the amount of all current basic rent owed by said tenant to Purchaser for periods on or after the Closing Date shall be deemed a "Post-Closing Receipt" until such time as all such indebtedness is paid in full. Within ten (10) days following each receipt by Purchaser of a Post-Closing Receipt, Purchaser shall pay such Post-Closing Receipt to Seller. Purchaser shall use its reasonable, good faith efforts, at no additional cost or expense to Purchaser, and without any obligation to terminate leases or initiate lawsuits, to collect all amounts which, upon collection, would constitute Post-Closing Receipts hereunder. Within 180 days after the Closing Date, Purchaser shall deliver to Seller a reconciliation statement of Post-Closing Receipts through the first 150 days after the Closing Date. Upon the delivery of the Post-Closing Receipts reconciliation, Purchaser shall deliver to Seller any Post-Closing Receipts owing to Seller and not previously delivered to Seller in accordance with the terms hereof. Purchaser shall provide Seller with any information reasonably necessary to verify the accuracy of the Post-Closing Receipts reconciliation statement and upon the verification of additional funds owing to Seller, Purchaser shall pay to Seller said additional Post-Closing Receipts. This Paragraph 15.3 of this Agreement shall survive the Closing and the delivery and recording of the Deed.

     15.4 All refunds for time periods prior to the Proration Date in connection with any ongoing real estate tax protests for the Property initiated by Seller prior to the Closing shall remain the property of Seller (except to the extent required to be refunded to tenants under such tenants' leases) and are not being assigned by Seller to Purchaser pursuant to this Agreement. In the event any such refunds are paid to Purchaser, Purchaser agrees to promptly remit all such sums to Seller subject to the rights, if any, of any existing tenant of the Real Property to receive any pro rata share of such refund under such tenant's lease. Purchaser agrees, at no cost, expense, liability or potential liability to Purchaser, to execute any documents reasonably requested by Seller in connection with such tax protests.

     15.5 In addition to the foregoing prorations and credits, Landlord shall provide Purchaser at Closing with a credit of $139,192.75 (calculated as follows) in connection with certain tenant improvement costs to be assumed by Purchaser with respect to the Lease with EBP Healthplans, Inc. ("EBP") and the Lease with Paxson Broadcasting of Orlando ("Paxson"):

     Paxson tenant improvement allowances
     assumed by Purchaser:

          2nd Amendment        $ 45,018.75
          3rd Amendment         177,186.00

          Subtotal                                    $222,204.75

     Payment made by Seller                            ($2,100.00)

     Purchaser's agreed share of
     Paxson improvement allowance                     ($80,136.00)

     Purchaser credit to Seller for leasing
     commission paid for Paxson amendment             ($35,000.00)

     Outstanding EBP tenant improvement
     balance under August 2, 1994 Lease               $ 34,224.00
                                                      -----------
Net closing credit to Purchaser                       $139,192.75
                                                      ===========

16. BROKER. The parties hereto represent and warrant that no broker commission or finder fee is due and payable in connection with this transaction, by reason of their respective actions, other than to Insignia. All amounts owing to Insignia shall be paid by Seller. Seller's commission to Insignia shall only be payable out of the proceeds of the sale of the Property in the event the transaction set forth herein closes. Purchaser and Seller shall indemnify, defend and hold the other party hereto harmless from any claim whatsoever (including without limitation, reasonable attorneys' fees, court costs and costs of appeal) from anyone claiming by or through the indemnifying party any fee, commission or compensation on account of this Agreement, its negotiation or the sale hereby contemplated other than to Insignia. Seller shall indemnify, defend and hold Purchaser harmless from any claim (including, without limitation, reasonable attorneys' fees, court costs and costs of appeal) for any claim by Insignia for any fee, commission or compensation on account of this Agreement, its negotiation or the sale hereby contemplated, other than any claim by Insignia on account of any agreement or negotiations between Insignia and Purchaser. The indemnifying party shall undertake its obligations set forth in this Paragraph 16 using attorneys selected by the indemnifying party and reasonably acceptable to the indemnified party. The provisions of this Paragraph 16 will survive the Closing and delivery of the Deed.

17.  REPRESENTATIONS, WARRANTIES AND COVENANTS.

     17.1 Any reference herein to Seller's knowledge or notice of any matter or thing shall only mean such knowledge or notice that has actually been received by James Mendelson or Thomas Molina ("Seller's Representatives"), and any
representation or warranty of the Seller is based upon those matters of which the Seller's Representatives have actual knowledge.  Seller's Representatives are the executive officers within Seller's organization who are primarily responsible for the management and operation of the Property.  Prior to the execution of this Agreement by Seller, Seller's Representatives shall provide a copy of this Agreement to Len McKee, Seller's on-site property manager, and review with Ms. McKee the accuracy of each of the representations and warranties made herein by Seller.  Except to the extent disclosed to Seller's



Representatives by Ms. McKee as provided above, any knowledge or notice given, had or received by any of Seller's agents, servants or employees shall not be imputed to Seller, the general partner or limited partners of Seller, the subpartners of the general partner or limited partners of Seller or Seller's Representatives.

     17.2 Subject to the limitations set forth in Paragraph 17.1, Seller hereby makes the following representations and warranties, which representations and warranties shall be deemed remade as of the Closing and except as to (ii) below, are made to Seller's knowledge and all of which shall survive Closing for a period of 180 days: (i) except as listed on Exhibit O, Seller has no knowledge of any pending or threatened litigation, claim, cause of action or administrative proceeding concerning the Property; (ii) Seller has the power to execute this Agreement and consummate the transactions contemplated herein;
(iii) the rent rolls attached hereto as Exhibit C and updated as of the Closing Date are accurate and complete (with respect to the categories of information included therein) in all material respects as of the date set forth therein;
(iv) the Seller has not given or suffered any assignment, pledge or encumbrance with respect to any of the Leases or its interests thereunder; (v) the list of Service Contracts attached hereto as Exhibit D is accurate as of the date hereof and comprises all service and maintenance contracts relating to the Property; (vi) except as listed on Exhibit O, Seller has received no written notice or claim relating to an uncured breach or violation of any Environmental Laws or any other laws, regulations, ordinances or covenants, conditions and restrictions in connection with the Property; (vii) except as listed on Exhibit O, Seller has received no notice of any uncured landlord default from any tenant in connection with any Lease; (viii) the execution of this Agreement by Seller and Seller's observance and performance of all of its covenants and obligations hereunder do not contravene any judgment or order binding on Seller or make inoperative or result in any material adverse affect on any lease, easement, right or interest binding upon Seller or any of the Property;
(ix) Seller has not entered into any contracts for the sale of any option or any other rights to purchase all of any portion of the Property; and (x) the leasing commission and brokerage agreements delivered to Purchaser by Seller in accordance with Paragraph 7.1 hereof constitute all of the leasing commission and brokerage agreements for the Property entered into by Seller, and Seller has paid all commissions (i) due under such agreements as of the date hereof with respect to events occurring prior to the date hereof and (ii) now or hereafter due or owing in connection with the Second and Third Amendment to the Lease with Paxson.

     17.3 Purchaser hereby represents and warrants to Seller that Purchaser has the full right, power and authority to execute this Agreement and consummate the transactions contemplated herein.

     17.4 Seller covenants to operate, maintain and manage the Property in the same manner that it has managed, maintained and operated the Property during the period of Seller's ownership, subject to reasonable wear and tear and casualty.

     17.5 Any document or instrument which Seller has executed or, subject to
Section 5.1 hereof, which has been recorded or filed (between the date of this Agreement and the Closing Date) as the case may be, which document or instrument grants or conveys a lien, security interest, encumbrance or other interest in or against the Property, shall be terminated and removed from public records by Seller at or prior to the Closing.

     17.6 Seller shall not (except for alterations that are required by any governmental authority or are specifically required under any of the Leases) make any alterations to the Property which adversely affect the Property without obtaining the prior written consent of Purchaser (which consent shall not be unreasonably withheld).

     17.7 Prior to Closing, Seller shall (i) timely perform and comply with all of its obligations under the Leases and the Assumed Contracts, (ii) deliver to Purchaser copies of all notices, correspondence, demands and other written documents delivered or received by Seller or its agents under or in connection with any of the Leases or the Service Contracts or otherwise relating to the Property, and (iii) not terminate any of the Leases without Purchaser's prior written consent.

     17.8 Seller shall not initiate, consent to, approve or otherwise take any action with respect to zoning or any other governmental rules or regulations presently applicable to any part of the Property (other than compliance with the requirements of any applicable laws, rules and regulations) without the prior written consent of Purchaser (which consent shall not be unreasonably withheld).

     17.9 Seller shall, at Seller's sole cost and expense, terminate any lease or occupancy agreement with Manager as of the Closing Date.

     17.10 The representations, warranties and covenants set forth herein and in any Seller Certificate or Closing Document shall survive Closing for a period of 180 days after the Closing Date ("Survival Period"). All rights of Purchaser or Seller hereunder with respect to any such surviving representation, warranty or covenant shall be deemed waived if Purchaser or Seller, as the case may be, do not, by notice to the other, advise the other of any alleged breach of representation, warranty or covenant prior to the expiration of the Survival Period. Notwithstanding anything herein to the contrary, Seller's liability under any representation, warranty or covenant made hereunder or in any Seller Certificate or any Closing Document shall in no event exceed Seller's Maximum Liability.

     On the Closing Date, Seller shall deposit the sum of $200,000 into escrow in accordance with an escrow agreement to be executed by the parties hereto, in order to secure Seller's obligations under any such surviving representations, warranties or covenants. The escrow shall provide that the escrowed funds shall be disbursed to Seller automatically without notice to or consent from either party hereto unless Purchaser makes a claim against Seller in accordance with this Paragraph 17.10 prior to the expiration of the Survival Period and so notifies the escrowee within such time period.

18. LIMITATION OF LIABILITY. None of Seller's or Purchaser's beneficiaries, shareholders, partners, officers, agents, employees or heirs or any of the successors or assigns of such beneficiaries, shareholders, partners, officers, agents, employees or heirs, shall have any personal liability of any kind or nature for or by reason of any matter or thing whatsoever under, in connection with, arising out of or in any way related to this Agreement and the transactions contemplated herein, and each of the parties hereto hereby waives for itself and anyone who may claim by, through or under such party any and all rights to sue or recover from any of the foregoing on account of any such alleged personal liability.

19. NOTICES. Any notice or demand which either party hereto is required or may desire to give or deliver to or make upon the other party shall be in writing and may be personally delivered or given or made by overnight courier such as Federal Express, by facsimile transmission or made by United States registered or certified mail addressed as follows:

     TO SELLER:     c/o The Balcor Company
                    Bannockburn Lake Office Plaza
                    2355 Waukegan Road
                    Suite A200
                    Bannockburn, Illinois 60015
                    Attention: Ilona Adams
                    (847) 317-4462 (FAX)

     with copies to:The Balcor Company
                    Bannockburn Lake Office Plaza
                    2355 Waukegan Road
                    Suite A200
                    Bannockburn, Illinois 60015
                    Attention: James Mendelson
                    (847) 317-4462 (FAX)

     and to:        Hopkins & Sutter
                    Three First National Plaza
                    Suite 4100
                    Chicago, Illinois  60602
                    Attention:  Wayne F. Osoba
                    (312) 558-6538 (FAX)

     TO PURCHASER:  CMD Realty Investment Fund II, L.P.
                    c/o CMD Realty Investments, Inc.
                    800 West Cypress Creek Road
                    Fort Lauderdale, Florida 33309-2046
                    Attention:  Paul Kilgallon
                    (954) 776-6099 (FAX)

     with copies to:CMD Realty Investment Fund II, L.P.
                    227 W. Monroe
                    Suite 3400
                    Chicago, Illinois  60602
                    Attention:  Randal J. Selig, Esq.
                    (312) 726-9473 (FAX)

     and to:        Barack, Ferrazzano, Kirschbaum & Perlman
                    333 W. Wacker Drive
                    Suite 2700
                    Chicago, Illinois  60606
                    Attention:  Howard J. Kirschbaum, Esq.
                    (312) 984-3150 (FAX)
subject to the right of either party to designate a different address for itself by notice similarly given. Any notice or demand so given shall be deemed to be delivered or made when received (or upon refusal to accept receipt) or the same day as given if sent via facsimile transmission and received by 5:00 p.m. Chicago time, or on receipt or refusal to accept, if sent by certified mail, addressed as above provided, with postage thereon fully prepaid. Any such notice, demand or document not given, delivered or made by registered or certified mail or by overnight courier or by facsimile transmission as aforesaid shall be deemed to be given, delivered or made only upon receipt of the same by the party to whom the same is to be given, delivered or made. Copies of all notices shall be served upon the Escrow Agent at the address specified in the Escrow Agreement. All time periods for responses by either party set forth in this Agreement shall commence upon the receipt of notice as set forth hereinabove.

20.  EXECUTION OF AGREEMENT AND ESCROW AGREEMENT.  Purchaser will execute two
(2) copies of this Agreement and three (3) copies of the Escrow Agreement and forward them to Seller for execution. Seller will forward one (1) copy of the executed Agreement to Purchaser and will forward to the escrow agent three (3) copies of the Escrow Agreement signed by the parties with a direction to execute two (2) copies of the Escrow Agreement and deliver a fully executed copy to each of the Purchaser and the Seller.

21. JURISDICTION AND VENUE. Seller and Purchaser each hereby irrevocably submits to the jurisdiction of any State or Federal court sitting in the County of Cook and State of Illinois over any action or proceeding arising out of or relating to this Agreement, and Seller and Purchaser each hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard or determined in any such State or Federal court. Seller and Purchaser each hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. Seller and Purchaser each irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to Seller or Purchaser, as the case may be, at its respective address specified in Paragraph 19 hereof. Seller and Purchaser each hereby agrees that the final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other matter provided by law. Nothing in this paragraph shall affect the right of Seller or Purchaser, as the case may be, to serve legal process in any other manner permitted by law or affect the right of Seller or Purchaser, the case may be, to bring any action or proceeding against the other in the courts of any other jurisdiction.

22.  MISCELLANEOUS

          (a) Time is of the essence of each provision of this Agreement.

          (b) This Agreement and all provisions hereof shall extend to and be obligatory upon and inure to the benefit of the respective heirs, legatees, legal representatives, successors and assigns of the parties hereto.

          (c) The section and paragraph headings of this Agreement are for convenience only and in no way define, limit or enlarge the scope or meaning of the language hereof. The terms "hereby," "herein," "hereof," "hereto," "hereunder" and any similar terms used in this Agreement refer to this Agreement. The term "including" shall not be construed in a limiting nature, but shall be construed to mean "including, without limitation." Words importing persons shall include firms, associations, partnerships, trusts, corporations and other legal entities, including public bodies, as well as natural persons. Words importing the singular shall include the plural and vice versa. Words of the masculine gender shall be deemed to include correlative words of the feminine and neuter genders.

          (d) This Agreement and the Escrow Agreement and the closing documents contain the entire agreement between the parties relating to the transactions contemplated hereby, and all prior or contemporaneous agreements, understandings, representations and statements, oral or written, are merged herein. No representations, warranties, undertakings or promises (whether oral or written, express or implied), can be made or have been made by Seller or its agents, representatives or brokers to Purchaser or any other person unless expressly stated herein or in the closing documents. No modification or amendment of this Agreement or any waiver of any provision hereof shall be effective unless the same is in writing signed by the party against whom enforcement of such modification, amendment or waiver is sought.

          (e) This Agreement shall be governed by and construed in accordance with the laws of the State of Florida. If any of the provisions of this Agreement or the application thereof to any persons or circumstances shall, to any extent, be deemed invalid or unenforceable, the remainder of this Agreement and the application of such provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable shall not be affected thereby, and every provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

          (f) This Agreement and any document or instrument executed pursuant hereto may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (g) The submission by Seller of this Agreement to Purchaser for examination does not constitute an offer by Seller to sell, or a reservation of or option to purchase the Property. This Agreement shall not become a contract until executed and delivered by Purchaser and Seller in the manner set forth herein.

          (h) If Purchaser or Seller consist of more than one entity, then each such person or entity executing this Agreement as Purchaser or Seller shall be jointly and severally liable for the obligations of Purchaser or Seller hereunder.

          (i) Purchaser shall not record this Agreement or any memorandum hereof, and any such recording shall be a default hereunder.

          (j) Prior to Closing, Purchaser and Seller shall jointly prepare and issue all releases of information relating to the sale of the Property, and any inquiries regarding the transaction contemplated hereby shall be responded to only after consultation with the other party hereto.

          (k) If either party institutes a legal action against the other relating to this Agreement or any default hereunder, the unsuccessful party to such action will reimburse the successful party for the reasonable expenses of prosecuting or defending such action, including without limitation, attorneys fees and disbursements and court costs.

          (l) This Agreement shall not be construed more strictly against one party than against the other merely by virtue of the fact that the Agreement may have been prepared primarily by counsel for one of the parties, it being recognized that both Purchaser and Seller have contributed substantially and materially to the preparation of this Agreement.

          (m) The Purchaser shall not have the right to assign its interest in this Agreement without the prior written consent of the Seller. Any assignment or transfer of, or attempt to assign or transfer, Purchaser's interest in this Agreement shall be an act of default hereunder by Purchaser and subject to the provisions of Paragraph 13 hereof. Notwithstanding the foregoing, Purchaser may assign its interest in this Agreement without the consent of Seller to any entity affiliated with, controlling, or controlled by or under common control with Purchaser, CMD Corporation, CMD REIM II, or CMD Realty Investors, Inc. (each, an "Assignee"), provided that Purchaser remains liable for and the Assignee assumes the obligations of Purchaser hereunder. If the Assignee petitions or applies for relief under any bankruptcy laws or is adjudicated as a bankrupt or insolvent, or if Assignee files any petition, application for relief or answer-seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief for itself under any present or future federal, state or other statute, law, code or regulation relating to bankruptcy, insolvency, or other relief for debtors (collectively, a "Bankruptcy Filing") on or before the Closing Date, said Bankruptcy Filing shall be a default under this Agreement and Purchaser shall indemnify Seller for all costs, attorney's fees and expenses of Seller resulting from Seller's efforts to obtain the Earnest Money as liquidated damage and to clear title to the Property with respect to any encumbrance resulting from the Bankruptcy Filing.

23. PROPERTY EXCHANGE. In the event Purchaser desires to designate the Property as replacement property, in an exchange under Section 1031 of the Internal Revenue Code, for any property which Purchaser has owned or currently owns (the "Relinquished Property"), Seller will cooperate with Purchaser (at no cost, expense, liability or potential liability to Seller) in effecting such an exchange in compliance with the Internal Revenue Code and applicable treasury regulations, including the assignment of this Agreement, if necessary. Seller will not be responsible for the tax consequences to Purchaser of the transactions contemplated under this Agreement or under the agreement to sell the Relinquished Property. Seller will not be required to accept title to the Relinquished Property and will have no obligations whatsoever to the owner of the Relinquished Property. Under no circumstances will Purchaser be relieved of any of its obligations under this Agreement as a result of the contemplated exchange. Purchaser shall defend, indemnify and hold Seller and any Affiliates or Seller harmless from any and all liability, cost and expense (including, without limitation, reasonable attorneys' fees, court costs and costs of appeal) suffered or incurred by Seller or Affiliates of Seller in connection with any such exchange.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

                    PURCHASER:

                    CMD REALTY INVESTMENT FUND II, L.P.

                    By:  CMD REIM II, Inc., its general partner

                    By:  /s/Randal J. Selig
                         -------------------------------
                    Name: Randal J. Selig
                         -------------------------------
                    Its: Vice President
                         -------------------------------

                    SELLER:

                    ROCLAB-C INVESTORS, an Illinois limited partnership

                    By: Balcor Equity Partners-I, an Illinois general partnership, its general partner

                         By: The Balcor Company, a Delaware corporation, general partner

                              By:  /s/John K. Powell
                                   ------------------------------
                              Name: John K. Powell, Jr.
                                   ------------------------------
                              Its: Senior Vice President
                                   ------------------------------

Insignia Mortgage_& Investment Company ("Broker") executes this Agreement in its capacity as a real estate broker and acknowledges that the fee or commission ("Fee") due to it as a result of the transaction described in this Agreement is the amount as set forth in the listing agreement between Broker and Seller. Broker also acknowledges that payment of the aforesaid Fee is conditioned upon the Closing and the receipt of the Purchase Price by the Seller. Broker agrees to deliver a receipt to the Seller at the Closing for the Fee and a release stating that no other fees or commissions are due to Broker from Seller or Purchaser.

                    INSIGNIA MORTGAGE & INVESTMENT COMPANY

                    By:  /s/Al Lieberman
                         ------------------------

                               LIST OF EXHIBITS


A.   Legal Description

B.   Personal Property

C.   Leases/Rent Roll

D.   Service and Maintenance Contracts

E.   Escrow Agreement

F.   Copy of Title Commitment

G.   Limited Warranty Deed

H.   Special Warranty Bill of Sale

I.   Assignment and Assumption of Intangible Property

J.   Assignment and Assumption of Leases and Security Deposits

K.   FIRPTA

L.   Tenant Notice Letter

M.   Tenant Certificate

N.   Seller Certificate

O.   Disclosure

P.   EBP Acknowledgement